EXHIBIT 25.a


______________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ________________
                                   FORM T-1

        STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

        CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                         PURSUANT TO SECTION 305(b)(2)
                              __________________

                           THE CHASE MANHATTAN BANK
                            (National Association)
              (Exact name of trustee as specified in its charter)

                                  13-2633612
                    (I.R.S. Employer Identification Number)

                  1 Chase Manhattan Plaza, New York, New York
                   (Address of principal executive offices)

                                     10081
                                  (Zip Code)
                               ________________

                          Federal Express Corporation
             (Exact name of obligor as specified in its charter)

                  Delaware                              71-0427007
       (State or other jurisdiction                   (IRS employer
    of incorporation or organization)               Identification No.)


                             2005 Corporate Avenue
                           Memphis, Tennessee 38132
                                 (901)369-3600

(Name, address, including zip code, and telephone number, including area code, of principal executive office)
                      __________________________________

           Equipment Trust Certificates; Pass Through Certificates
                      (Title of the indenture securities)
______________________________________________________________________________

Item 1.  General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

         Comptroller of the Currency, Washington, D.C.

         Board of Governors of The Federal Reserve System, Washington, D. C.

(b) Whether it is authorized to exercise corporate trust powers.

         Yes.

Item 2.  Affiliations with the Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         The Trustee is not the obligor, nor is the Trustee directly or indirectly controlling, controlled by, or under common control with the obligor.

         (See Note on Page 2.)

Item 16.  List of Exhibits.

  List below all exhibits filed as a part of this statement of eligibility.
  *1. -- A copy of the articles of association of the trustee as now in effect.
         (See Exhibit T-1 (Item 12), Registration No. 33-55626.)
  *2. -- Copies of the respective authorizations of The Chase Manhattan Bank
         National Association) and The Chase Bank of New York (National Association) to commence business and a copy of approval of merger of said corporations, all of which documents are still in effect.
         (See Exhibit T-1 (Item 12), Registration No. 2-67437.)
  *3. -- Copies of authorizations of The Chase Manhattan Bank (National
         Association) to exercise corporate trust powers, both of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437).
  *4. -- A copy of the existing by-laws of the trustee. (See Exhibit T-1 (Item
         12(a)), Registration No. 33-28806.)
  *5. -- A copy of each indenture referred to in Item 4, if the obligor is in default. (Not applicable).
  *6. -- The  consents of United States institutional trustees required by
         Section 321(b) of the Act.  (See Exhibit T-1, (Item 12),
         Registration No. 22-19019.)
   7. -- A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
___________________
*The Exhibits thus designated are incorporated herein by reference.
Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                                     NOTE

          Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base a responsive answer to Item 2 the answer to said Item is based on incomplete information.

          Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.



                                   SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Chase Manhattan Bank (National Association), a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and the State of New York, on the 18th day October, 1995.



                                          THE CHASE MANHATTAN BANK
                                          (NATIONAL ASSOCIATION)


                                          By /s/  John Mynttinen
                                             -------------------
                                             John Mynttinen
                                             Corporate Trust Officer



                                                                    EXHIBIT 7

REPORT OF CONDITION
Consolidating domestic and foreign subsidiaries of the

                        THE CHASE MANHATTAN BANK, N.A.
of New York in the State of New York, at the close of business on June 30, 1995, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161.

Charter Number 2370          Comptroller of the Currency Northeastern District
Statement of Resources and Liabilities

                                                                   Thousands
                  ASSETS                                           of Dollars
                                                                   ----------
Cash and balances due from
  depository institutions:
      Noninterest-bearing balances and
       currency and coin                                         $  4,279,000
      Interest-bearing balances                                     6,752,000
Held to maturity securities                                         1,779,000
Available-for-sale securities                                       4,607,000
Federal funds sold and securities purchased
  under agreements to resell in domestic
  offices of the bank and of its
  Edge and Agreement subsidiaries, and in IBFs:
      Federal funds sold                                            1,307,000
      Securities purchased under agreements to resell                 207,000
Loans and lease financing receivable:

      Loans and leases, net of unearned income     $55,234,000
      LESS: Allowance for loan and lease losses      1,095,000
      LESS:  Allocated transfer risk reserve                 0
                                                   -----------

      Loans and leases, net of unearned income,
       allowance, and reserve                                      54,139,000
Trading assets                                                     13,459,000
Premises and fixed assets (including capitalized leases)            1,824,000
Other real estate owned                                               413,000
Investments in unconsolidated subsidiaries and
  associated companies                                                 33,000
Customers' liability to this bank on acceptances outstanding        1,141,000
Intangible assets                                                     934,000
Other assets                                                        6,947,000
                                                                  -----------
TOTAL ASSETS                                                      $97,821,000
                                                                  ===========
LIABILITIES

Deposits:
    In domestic offices                                           $30,648,000
       Noninterest-bearing                         $11,207,000
       Interest-bearing                             19,441,000
                                                   -----------
    In foreign offices, Edge and Agreement
     subsidiaries, and IBFs                                        35,397,000
       Noninterest-bearing                         $ 3,024,000
       Interest-bearing                             32,373,000
                                                   -----------
    Federal funds purchased and securities
     sold under agreements to repurchase in
     domestic offices of the bank and of its
     Edge and Agreement subsidiaries, and in IBFs:
       Federal funds purchased                                      1,781,000
       Securities sold under agreements to repurchase                 217,000
    Demand notes issued to the U.S. Treasury                           25,000
    Trading liabilities                                            10,479,000
    Other borrowed money:
      With original maturity of one year or less                    2,050,000
      With original maturity of more than one year                    433,000
    Mortgage indebtedness and obligations under
      capitalized leases                                               40,000
    Bank's liability on acceptances executed and
      outstanding                                                   1,148,000
    Subordinated notes and debentures                               1,960,000
    Other liabilities                                               6,239,000
                                                                 ------------
    TOTAL LIABILITIES                                              90,417,000
                                                                 ------------
    Limited-life preferred stock and related surplus                        0

                           EQUITY CAPITAL

    Perpetual preferred stock and related surplus                           0
    Common stock                                                      921,000
    Surplus                                                         4,069,000
    Undivided profits and capital reserves                          1,650,000
    Net unrealized holding gains (losses) on
      available-for-sale securities                                   (47,000)
    Cumulative foreign currency translation
      adjustments                                                      11,000
                                                                 -------------
    TOTAL EQUITY CAPITAL                                             7,404,000
                                                                 -------------
    TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK,
      AND EQUITY CAPITAL                                         $ 97,821,000
                                                                 =============

I, Lester J. Stephens, Jr., Senior Vice President and Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.


                                                   /s/ Lester J. Stephens, Jr.
                                                   ---------------------------
                                          (Signed) Lester J. Stephens, Jr.


We the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.


         /s/ Thomas G. Labrecque
         -----------------------
(Signed) Thomas G. Labrecque


         /s/ Richard J. Boyle
         -----------------------              Directors
(Signed) Richard J. Boyle


         /s/ Donald H. Trautlein
         -----------------------
(Signed) Donald H. Trautlein